Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the registration statements (No. 333-11097 and 333-67208) on Form S-8 of Mitcham Industries, Inc. of our report dated April 13, 2006, which report appears in the January 31, 2006 annual report on Form 10-K of Mitcham Industries, Inc.

HEIN & ASSOCIATES LLP
Houston, Texas
October 9, 2006